Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the inclusion in or incorporation by reference into the Registration Statements on Form S-8 (File Nos. 333-126191, 333-135949, 333-143990, 333-151762, 333-160350, 333-171468, 333-178067, 333-187018, 333-189651, 333-192175, 333-196977 and 333-214683) and Form S-3 (File No. 333-219649) (including any amendments or supplements thereto, related appendices, and financial statements) of Chesapeake Energy Corporation of our report, dated February 26, 2019, which report appears in the Form 8‑K/A of Chesapeake Energy Corporation dated March 5, 2019, with respect to our audit of estimates of proved reserves and future net revenues as of December 31, 2018 for Brazos Valley Longhorn, L.L.C. We also hereby consent to all references to our firm or such reports included in or incorporated by reference into such Registration Statement.
Very truly yours,

/s/ W. Todd Brooker
W. Todd Brooker, P. E.
President

Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693

Austin, Texas
March 5, 2019